Exhibit 3.12

LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCH ENERGY RESOURCES, LLC
DATED AS OF APRIL 17th , 2007

i

LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCH ENERGY RESOURCES, LLC
          This Limited Liability Company Agreement (the “Agreement”) of Arch Energy Resources, LLC (the “Company”‘) is made and entered into as of the 17th day of April, 2007 by and among the person executing this Agreement as a member on the signature page hereof (such person and any substitute or additional member, a “Member”).
Recital
          The Member has caused Arch Energy Resources, Inc. to be converted from a corporation to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (the “Act”) on April 17th, 2007 and, as required thereunder, do hereby adopt this Agreement as the limited liability company agreement of the Company.
Agreements
          NOW, THEREFORE, in consideration of the premises contained herein, the undersigned Member agrees as follows:
Article I.
Formation and Offices
          1.1 Formation. Pursuant to the Act, the Member has caused the Company to be formed as a Delaware limited liability company effective upon the filing of the Certificate of Formation of the Company (as the same may be amended or restated from time to time, the “Certificate”) with the Secretary of State of Delaware.
          1.2 Principal Office. The principal office of the Company shall be located at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, or at such other place(s) as the Board of Managers may determine from time to time.
          1.3 Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the Company in the State of Delaware shall be as stated in the Certificate.
          1.4 Purpose of Company. The purposes for which the Company is organized are to conduct coal and sulfur dioxide emission allowance trading, coal procurement and terminal management activities and to transact any or all other lawful business for which a limited liability company may be organized under the Act. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.
          1.5 Date of Dissolution. The duration of the Company shall be perpetual.
Article II.
Capitalization of the Company
          2.1 Capital Contributions. The name, address and capital contributions of the Member shall be reflected in the books and records of the Company.
          2.2 Additional Capital Contributions. No Member shall be required to make any additional capital contribution except as otherwise provided in this Agreement.

Article III.
Cash Distributions; Profits and Losses for Tax Purposes
          3.1 Cash Distributions Prior to Dissolution.
          (a) The Board of Managers shall have the right to determine how much, if any, cash the Company shall distribute to the Member from time to time.
          (b) Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by the Act.
          (c) No distribution of cash shall be determined a return or withdrawal of a capital contribution unless so designated by the Board of Managers.
Article IV.
Board of Managers and Officers
          4.1 Powers of the Board of Managers.
          Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by the Board of Managers. Any decision or act of the Board of Managers within the scope of its power and authority granted hereunder shall control and shall bind the Company.
          4.2 Duties of the Board of Managers.
          In addition to the rights and duties set forth elsewhere in this Agreement and subject to the other provisions of this Agreement, the Board of Managers shall be responsible for and are hereby authorized to:
          (a) control the day to day operations of the Company;
          (b) hire or appoint employees, agents, independent contractors or officers of the Company;
          (c) carry out and effect all directions of the Member;
          (d) select and engage the Company’s accountants, attorneys, engineers and other professional advisors;
          (e) apply for and obtain appropriate insurance coverage for the Company;
          (f) acquire in the name of the Company by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
          (g) engage in any kind of activity and perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited liability company under the Act and are in the ordinary course of the Company’s business; and
          (h) negotiate, execute and perform all agreements, contracts, leases, loan documents and other instruments and exercise all rights and remedies of the Company in connection with the foregoing.
          4.3 Number, Appointment, Tenure and Election of Managers.
          The Board of Managers shall initially consist of three managers selected by the Member. The Member may, from time to time, increase or decrease the number of managers, but in no instance shall the number of managers be less than one. In such event, the Member shall elect the required number of additional managers or designate the managers who shall no longer hold such office in the event the number is decreased.

          4.4 Removal, Resignation and Election of a Manager.
          (a) Any manager may be removed from such position at any time, with or without cause.
          (b) A manager may resign from such position at any time upon giving prior notice to the Member.
          (c) Any vacancy created by the removal or resignation of a manager or otherwise shall be filled by a new manager selected by the Member.
          4.5 Meetings of and Voting by the Board of Managers.
          (a) Meetings of the Board of Managers shall be held at such time and at such places as they shall determine. In addition, any manager may, upon giving two days’ notice to the others, call a meeting of the Board of Managers. No meeting of the Board of Managers shall be held without a quorum being present, which shall consist of a majority of the managers. Managers may participate in a meeting of the Board of Managers by means of conference telephone or other similar communication equipment whereby all managers participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting. An action of the Board of Managers shall require the favorable vote of a majority of all managers.
          (b) Any action required or permitted by this Agreement to be taken at any meeting of the Board of Managers may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by a majority of the managers. A consent transmitted by electronic transmission by a manager shall be deemed to be written and signed for these purposes. A consent may be executed by facsimile and may be executed in counterparts.
          (c) When any notice is required to be given to any manager hereunder, a waiver thereof in writing, signed by the manager, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Further, a manager may waive notice of a meeting by attending such meeting without objection to a lack of notice.
          4.6 Officers.
          (a) The Board of Managers may appoint a President, Secretary, Treasurer and such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Board of Managers may determine.
          (b) The President shall have general and active management power and authority with respect to the day to day affairs of the Company and shall perform such duties and undertake such responsibilities as the Board of Managers shall designate.
          (c) The Secretary shall keep or cause to be kept a record of the affairs of the Company, including all orders and resolutions of the Member and Board of Managers and record minutes of all such items in a book to be kept for that purpose. The Secretary shall also perform such other duties as may be prescribed by the Board of Managers and/or the President.
          (d) The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall keep or cause to be kept all other books of account and accounting records of the Company. The Treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation. The Treasurer shall also perform such other duties and shall have such other responsibility and authority as may be prescribed by the Board of Managers and/or the President.
          (e) Each officer of the Company shall hold such office at the pleasure of the Board of Managers or for such other period as the Board of Managers may specify at the time of election or appointment, or until such officer’s death, resignation or removal by the Board of Managers.

Article V.
Liability and Indemnification
          5.1 Liability of Member and Managers.
          (a) A Member shall only be liable to make the payment of the Member’s capital contributions. No Member or manager shall be liable for any obligations of the Company.
          (b) No Member, except as otherwise specifically provided in the Act, shall be obligated to pay any distribution to or for the account of the Company or any creditor of the Company.
          5.2 Indemnification.
          (a) The Member, the managers, any officers of the Company appointed by the Board of Managers, and their affiliates, and their respective stockholders, members, managers, directors, officers, partners, agents and employees (individually and collectively, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (each a “Claim”), in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Indemnitee’s status as any of the foregoing, which relates to or arises out of the Company, its assets, business or affairs, if in each of the foregoing cases (i) the Indemnitee acted in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful, (ii) the Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct, (iii) the Indemnitee did not breach his, her or its duty of loyalty to the Company, and (iv) the Indemnitee did not receive any improper personal benefit with respect to the transaction at issue. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i), (ii), (iii) or (iv) above. Any indemnification pursuant to this Article V shall be made only out of the assets of the Company, and no Member or manager shall have any personal liability on account thereof.
          (b) In the event that an amendment to this Agreement reduces or eliminates any Indemnitee’s right to indemnification pursuant to this Article V, such amendment shall not be effective with respect to any Indemnitee’s right to indemnification that accrued prior to the date of such amendment. For purposes of this subsection (b), a right to indemnification shall accrue as of the date of the event underlying the Claim that gives rise to such right to indemnification.
          (c) All calculations of Claims and the amount of indemnification to which any Indemnitee is entitled under this Article V shall be made (i) giving effect to the tax consequences of any such Claim and (ii) after deduction of all proceeds of insurance net of retroactive premiums and self-insurance retention recoverable by the Indemnitee with respect to such Claims.
          5.3 Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 5.2 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of the Board of Managers, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Article V.
          5.4 Non-Exclusivity. The indemnification and advancement of expenses set forth in this Article V shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Act, the Certificate, this Agreement, any other agreement, a vote of the Board of Managers, a policy of insurance or otherwise, and shall not limit in any way any right which the Company may have to make additional indemnifications with respect to the same or different persons or classes of persons, as determined by the Board of Managers. The indemnification and advancement of expenses set forth in this Article V shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a person.
          5.5 Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article V.
Article VI.
Dissolution and Termination
          6.1 Events Causing Dissolution.
          (a) The Company shall be dissolved upon the first to occur of the following events:
          (i) The sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom; or
          (ii) Except as otherwise agreed upon in this Agreement, any other event causing a dissolution of the Company under the provisions of the Act.
          6.2 Notices to Secretary of State. As soon as possible following the occurrence of the events specified in Section 6.1, the Company shall file a Certificate of Cancellation with the Secretary of State of Delaware.
          6.3 Cash Distributions Upon Dissolution. Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 6.1, the Board of Managers shall proceed to wind up the affairs of and liquidate the Company and the liquidation proceeds shall be applied and distributed in the following order of priority:
          (a) First, to the payment of debts and liabilities of the Company in the order of priority as provided by law (including any loans or advances that may have been made by the Member to the Company) and the expenses of liquidation.
          (b) Second, to the establishment of any reserve which the Board of Managers may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Company. Such reserve may be paid over by the Board of Managers to an escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Board of Managers, for distribution of the balance in the manner provided in this Article VI.
          (c) Finally, the remaining balance of the liquidation proceeds, if any, to the Member.
          6.4 In-Kind. Notwithstanding the foregoing, in the event the Board of Managers shall determine that an immediate sale of part or all of the property would cause undue loss to the Member, or the Board of Managers determine that it would be in the best interest of the Member to distribute the property to the Member in-kind, then the Board of Managers may either defer liquidation of, and withhold from distribution for a reasonable time, any of the property except that necessary to satisfy the Company’s debts and obligations, or distribute the property to the Member in-kind.
Article VII.
Accounting and Bank Accounts
          7.1 Fiscal Year and Accounting Method. The fiscal year and taxable year of the Company shall be as designated by the Board of Managers. The Board of Managers shall also determine the accounting method to be used by the Company.

          7.2 Books and Financial Reports. Proper and complete records and books of account shall be kept by the Board of Managers in which shall be entered all transactions and other matters relative to the Company business.
          7.3 Tax Returns and Elections. The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law.
          7.4 Bank Accounts. All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Board of Managers and in the Company’s name. Withdrawals therefrom shall be made only by persons authorized to do so by the Board of Managers.
Article VIII.
Miscellaneous
          8.1 Amendments.
          (a) Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by the Member.
          (b) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Board of Managers without the consent of the Member (i) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or (ii) to delete or add any provisions of this Agreement required to be so deleted or added by federal, state or local law or by the Securities and Exchange Commission, the Internal Revenue Service, or any other federal agency or by a state securities or “blue sky” commission, a state revenue or taxing authority or any other similar entity or official.
          8.2 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. The parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other person.
          8.3 Severability. In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.
          8.4 Binding Agreement. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.
          8.5 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.
          8.6 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior writings or agreements with respect to the subject matter hereof.
          8.7 Governing Law. This Agreement shall be construed according to and governed by the laws of the State of Delaware.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
MEMBER

Arch Coal, Inc.
By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Vice President - Law, General Counsel Secretory